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                                                                    Exhibit 16

September 8, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Re:      Voice Powered Technology International, Inc. Current Report on Form 8-K

We have read Item 4 of Voice Powered Technology International, Inc.'s Form 8-K Current Report dated September 3, 1998, and we are in agreement with the information contained therein insofar as it relates to BDO Seidman, LLP. However, it should be noted that BDO Seidman, LLP, has not been associated with Voice Powered Technology International, Inc.'s interim financial statements subsequent to December 31, 1997.

Very truly yours,

/s/  BDO Seidman, LLP

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